Execution Copy

                            ASSET PURCHASE AGREEMENT

  ASSET PURCHASE AGREEMENT (the "Agreement") dated as of July 18, 2003, by and between FinancialContent, Inc., a Delaware corporation (the "Purchaser") with its offices located at 400 Oyster Point Blvd., Suite 435, So. San Francisco, CA 94080, and CNET Networks, Inc., a Delaware corporation (the "Seller"), with its principal offices located at 235 Second Street, San Francisco, CA 94105.

RECITALS:

  WHEREBY, Seller operates an on-line market data and financial information division under the name Private Wire;

  WHEREBY, Purchaser operates an on-line market data and financial information service that competes with Seller's Private Wire division;

  WHEREBY, Seller desires to sell and the Purchaser desires to purchase certain assets, properties, and rights of the Seller's Private Wire division;

  NOW,   THEREFORE,    in   consideration   of   the   covenants,    agreements,
representations, and warranties contained in this Agreement, the parties hereto hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF ASSETS; PURCHASE PRICE; CLOSING

1.1 Purchase and Sale of Assets. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined herein) the Seller shall sell, transfer, convey, assign, and deliver to the Purchaser, and the Purchaser shall purchase, assume, acquire, and accept from the Seller all of the Seller's right, title, and interest in and to the Private Wire Client Contracts listed on
Schedule 1 (the "Transferred Assets"), hereto, the obligations under which the Seller shall continue to host for a period of 30 days after Closing (as defined herein) pursuant to an Interim Services Agreement in the form attached to this Agreement as Exhibit A. In the event the Seller does not obtain a consent to assign any Private Wire Client Contract under which consent is required, none of this Agreement or any other document related to the consummation of the transactions contemplated hereunder shall constitute a sale, assignment, assumption, conveyance or delivery, or an attempted sale, assignment, assumption, transfer, conveyance or delivery, of such Private Wire Client Contract and the Seller shall retain such Private Wire Client Contract and all liabilities and obligations relating thereto.

   1.2 No Assumption of Liabilities or Obligations. Notwithstanding anything to the contrary in this Agreement, the Purchaser shall not assume any liabilities or obligations of the Seller and nothing herein shall be construed as imposing any liability or obligation upon the Purchaser other than those specifically provided for herein.


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

   1.3 Purchase and Sale of Shares. Subject to the terms and conditions hereof, at the Closing, Seller hereby agrees to sell to Purchaser, and Purchaser agrees to purchase from the Seller, the Transferred Assets for the following consideration:

  (a) $175,000.00, payable in cash at the Closing (the "Cash Consideration") by wire transfer.

  (b) Subject to adjustment as set forth in Section 7.8, shares of the Purchaser's Convertible Preferred Stock ("Preferred Stock") in an amount equal to twenty (20) percent of the Purchaser's issued and outstanding common stock ("Common Stock) immediately after the Closing, calculated as if such Preferred Stock had been converted into Common Stock. The rights and preferences of the Preferred Stock are set forth in the Purchaser's Certificate of Designation in the form attached to this Agreement as Exhibit B. Seller shall have no right to sell, assign, exchange, transfer, pledge, hypothecate or otherwise dispose of or encumber twenty five (25) percent of the Preferred Stock issued at Closing and a restrictive legend setting forth such restrictions shall be affixed to the certificates representing such Preferred Stock (the "Restricted Stock"). Subject to the provisions of this paragraph, the restrictions in the foregoing sentence will apply to Common Stock issuable or issued upon conversion of the Preferred Stock and Preferred Stock issued in connection with Section 7.8 of this Agreement. All dividends issued with respect to the Restricted Stock will be distributed to Seller upon the date such restrictions lapse and Seller will forfeit dividends issued on Restricted Stock on which restrictions do not lapse after three-and-a-half years from the Closing Date. The restrictions on 1.1% of such Restricted Stock will lapse for every $100 over $27,225 in aggregate revenue Purchaser receives for services rendered during August 2003 ("August Revenue") under the Private Wire Client Contracts. By way of clarification, the chart below sets forth an example of the percentage of shares of Restricted Stock with respect to which restrictions will lapse as August Revenue is collected.

--------------------------------------- ---------------------------------------
                                            Percentage of Restricted Stock
       Aggregate Revenue Collected            with Lapsed Restrictions
--------------------------------------- ---------------------------------------
                 $27,225                                  0%
--------------------------------------- ---------------------------------------
                 $28,133                                 10%
--------------------------------------- ---------------------------------------
                 $29,040                                 20%
--------------------------------------- ---------------------------------------
                 $29,948                                 30%
--------------------------------------- ---------------------------------------
                 $30,855                                 40%
--------------------------------------- ---------------------------------------
                 $31,763                                 50%
--------------------------------------- ---------------------------------------
                 $32,670                                 60%
--------------------------------------- ---------------------------------------
                 $33,578                                 70%
--------------------------------------- ---------------------------------------
                 $34,485                                 80%
--------------------------------------- ---------------------------------------
                 $35,393                                 90%
--------------------------------------- ---------------------------------------
                 $36,300                                100%
--------------------------------------- ---------------------------------------

         Purchaser shall submit invoices for August Revenue on the schedules detailed in the applicable Private Wire Client Contract (or where no written Private Wire Client Contract exists, on the schedule specified by Seller) and will use best efforts to collect such amounts. Beginning on September 30, 2003 at the end of each calendar quarter Purchaser will provide Seller with a statement at the end of each calendar quarter detailing the amount of August Revenue collected and a calculation of the number of Restricted Shares on which restrictions have lapsed. Thereafter Seller may submit any stock certificates representing Restricted Shares in its possession to Purchaser. Purchaser shall within ten business days issue a new stock certificate to Seller representing the Preferred Stock with the restrictive legend set forth in this section 1.3(b) removed and a new stock certificate representing the new balance of Restricted Shares.

  (c) Host the Seller's stock quoting infrastructure for CNET Investor and other CNET sites, under the terms of the Software and Content Licensing Agreement in the form attached to this Agreement as Exhibit C.

 1.4 Closing. The closing of the sale and purchase of the Transferred Assets under this Agreement (the "Closing") shall take place on July 18, 2003 at the offices of CNET Networks, Inc., 235 Second Street, San Francisco, California 94105, or at such other time or place as the Sellers and Purchaser may mutually agree (such date is hereinafter referred to as the "Closing Date").

 1.5     Delivery.

(a) Purchase of Stock. At the Closing, subject to the terms and conditions hereof, the Purchaser will deliver to Seller (1) certificates representing the Company's Preferred Stock to be acquired at the Closing by Seller, (2) the Cash Consideration to be paid by Purchaser to Seller, and (3) the Seller and the Purchaser shall mutually execute: the Interim Services Agreement in the form attached to this Agreement as Exhibit A; the Software and Content Licensing Agreement in the form aattached to this Agreement as Exhibit C; and the Promotional Campaign Agreement in the form attached to this Agreement as Exhibit D (collectively the "Acquisition Documents").

(b) Private Wire Client Contracts. At the closing, subject to the terms and conditions hereof, Seller shall provide the names of the Private Wire clients (the Private Wire Clients") on Schedule 1 and provide (1) the original, or if not available, a true and complete copy, of each Private Wire Client Contract that it has in its possession, and (2) the most recent contact information for each Private Wire Client, including contact name(s), address(es), telephone and facsimile number(s) and email address(es).

ARTICLE II

REPRESENTATION AND WARRANTIES OF THE PURCHASER

Purchaser hereby represents and warrants to the Seller:

2.1 Organization, Good Standing and Qualification. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as presently proposed to be conducted. Purchaser is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on Purchaser or its business.

2.2 Requisite Power and Authority. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Acquisition Documents and to carry out their provisions. All action on Purchaser's part required for the lawful execution and delivery of this Agreement and the Acquisition Documents has been or will be effectively taken prior to the Closing. Upon the execution and delivery by the Purchaser, this Agreement will be a valid and binding obligation of Purchaser, enforceable in accordance with its terms.

2.3 No Conflict. The execution and delivery of this Agreement and the Acquisition Documents by Purchaser and the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not:

                  (a) conflict with, or result in a breach or violation of, Purchaser's Certificate of Incorporation, or its By-Laws;

                  (b) conflict with, or result in a default (or would constitute a default but for any requirement of notice or lapse of time or both) under, any document, agreement or other instrument to which Purchaser is a party or by which Purchaser is bound, or result in the creation or imposition of any lien, charge or encumbrance on any of Purchaser's properties pursuant to (i) any law or regulation to which Purchaser or any of its property is subject, or (ii) any judgment, order or decree to which Purchaser is bound or any of its property is subject; and

                  (c) does not and will not violate the laws of the United States, or any state or other jurisdiction applicable to Purchaser or require Purchaser to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made.
..
2.4      Capitalization and Voting Rights

                  (a) The authorized capital of the Company consists, or will consist immediately prior to the Closing, of:

                           (i)      Preferred Stock.  200,000,000 Million Shares
of Preferred Stock, Four Million Four Hundred Thousand shares of which are Series A Preferred Stock, par value $ .001, all of which will be issued to Seller pursuant to this Agreement. The rights, privileges and preferences of the Preferred Stock are as stated in the Purchaser's Certificate of Designation, in the form attached to this Agreement as Exhibit B.

                           (ii)     Common Stock.  900,000,000 Million shares of
Common Stock, par value $ .001, of which 8,659,643 shares are issued and outstanding.

                           (iii) Except for warrants to purchase  890,000 shares
of Purchaser's common stock, options to purchase 200,000 shares of common stock and a convertible note convertible into 100,000 shares of Purchaser's common stock, there are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of any class of Purchaser. None of Purchaser's capital stock has been issued in violation of any federal or state law. There are no voting agreements, trusts, proxies or other agreements, instruments or undertakings with respect to the voting of Purchaser's capital stock to which Purchaser is a party.

2.5      No Financial or Legal Impediment to Closing.

                  (a) Purchaser is in possession and control, or will be in possession and control at the payment dates contemplated by this Agreement, of the funds necessary to consummate the transactions contemplated herein; and

                  (b) No action, suit, proceeding or government investigation is pending, or to the knowledge of Purchaser, threatened which seeks to question, delay or prevent the consummation of the transactions contemplated herein.

2.6 Preferred Stock. All of the Preferred Stock to be issued to Seller has been duly authorized, or shall be duly authorized, and, upon issuance, will be validly issued, fully paid and non-assessable and free of pre-emptive or similar rights. The Common Stock issuable upon conversion of the Preferred Stock being issued under this Agreement has been duly and validly reserved for issuance and, upon issuance will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. No consent, approval, qualification, order or authorization of or filing with, any local, state or federal governmental authority is required on the part of the Purchaser in connection with the Purchaser's valid execution, delivery, or performance of this Agreement, the issuance of the Preferred Stock by the Purchaser or the issuance of Common Stock upon conversion of the Preferred Stock except the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, and such filings as have been made prior to the Closing.

2.7 Subject in part to the truth and accuracy of Seller's representations set forth in this Agreement, the issuance of Preferred Stock as contemplated by this Agreement is exempt from the registration requirements of the Securities Act, and neither the Purchaser nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

2.8 Purchaser has made available to Seller accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Purchaser with the

SEC between January 1, 2000 and the date of this Agreement (the "Purchaser SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Purchaser SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Purchaser SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All of the Purchaser SEC Documents were timely filed, unless a filing under Rule 12b-25 of the Exchange Act was timely filed, in which case the applicable filing was made within the time period prescribed in Rule 12b-25. The consolidated financial statements contained in the Purchaser SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q or Form 10-QSB, as applicable, of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly present the consolidated financial position of Purchaser and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Purchaser and its subsidiaries for the periods covered thereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLER

Seller hereby represents and warrants to the Purchaser:

3.1 Organization, Good Standing and Qualification. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as presently proposed to be conducted. Seller is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on Seller or its business.

3.2 Requisite Power and Authority. Seller has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Acquisition Documents and to carry out their provisions. All action on Purchaser's part required for the lawful execution and delivery of this Agreement and the Acquisition Documents has been or will be effectively taken prior to the Closing. Upon the execution and delivery by the Seller, this Agreement and the Acquisition Documents will be valid and binding obligations of the Seller, enforceable in accordance with their terms.

3.3 No Conflict. The execution and delivery of this Agreement and the Acquisition Documents by Seller and the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not:

                  (a) conflict with, or result in a breach or violation of, Seller's Certificate of Incorporation, or its By-Laws;

                  (b) conflict with, or result in a default (or would constitute a default but for any requirement of notice or lapse of time or both) under, any document, agreement or other instrument to which Seller is a party or by which Seller is bound, or result in the creation or imposition of any lien, charge or encumbrance on any of Seller's properties pursuant to (i) any law or regulation to which Seller or any of its property is subject, or (ii) any judgment, order or decree to which Seller is bound or any of its property is subject

3.4      Acquisition of Preferred Stock.

(a) Seller has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment.

(b) Seller is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(c) Seller understands (i) that the shares of the Preferred Stock are or will be restricted securities within the meaning of Rule 144 of the Securities Act ("Rule 144"); (ii) that such securities are not registered; and (iii) that such securities must be held indefinitely and that no transfer of such securities may be made by Seller unless (A) such securities have been registered under the Securities Act and any applicable state securities laws, or (B) an exemption from registration is available under applicable state securities laws and the Securities Act, including in accordance with the terms and conditions of Rule 144.

(d) Seller understands that the certificates representing the Preferred Stock issued to Seller pursuant to this Agreement shall bear a legend substantially as follows: "The Shares represented by this certificate have not been registered under the Securities Act of 1933 or any applicable state law. They may not be offered for sale, sold, transferred or pledged without (1) registration under the Securities Act of 1933 and any applicable state law, or (2) at holder's expense, an opinion (satisfactory to Purchaser) of counsel (satisfactory to Purchaser) that registration is not required.

3.5 Patents, Trademarks, Trade Names. Seller owns, is licensed, or otherwise has the full right to use all the Transferred Assets and the assets licensed under
Section 7.3. The Seller has the sole and exclusive right to use its patents, trademarks, service marks, trade names, copyrights, technology, know-how, recipes, and processes that comprise the Transferred Assets, and no consent of any third party is required for the use thereof by the Seller upon completion of the transfer of the Transferred Assets.

3.6 Private Wire Clients. The list of Private Wire Clients on Schedule 1 is a true, complete and accurate list of all of the CNET Private Wire Clients, and CNET has not assigned any Private Wire Client Contracts within 90 days prior to the Closing Date. To the Seller's best knowledge, it enjoys good working relationships with the Private Wire Clients. The Seller has no knowledge or basis for knowledge that any Private Wire Client expects to terminate its Private Wire Client Contract with Seller. To the best of Seller's knowledge, all of the Private Wire Client Contracts are assignable or will be assignable provided the parties thereto give consent. Seller invoiced Private Wire Clients for an aggregate of $36,300 for the month of May 2003.


ARTICLE IV

OBLIGATIONS OF THE PARTIES

  The Purchaser hereby covenants and agrees with the Seller and the Seller hereby covenants and agrees with the Purchaser that:

  4.1 Further Assurances. Before and after the Closing, each party hereto shall execute and deliver such instruments and take such other actions as any other party may reasonably request for the purpose of carrying out the intent of this Agreement and the other Acquisition Documents. Each party hereto shall use its best efforts to cause the transactions contemplated by this Agreement and the other Acquisition Documents to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of government agencies and third parties and to make all filings with and give all notices to government agencies and third parties that may be necessary or reasonably required to effect the transactions contemplated by this Agreement and the other Acquisition Documents.

  4.2 Confidentiality. Before and after the Closing, each party to this Agreement shall, and shall cause its officers, accountants, counsel, and other authorized representatives and affiliated parties, to hold in strict confidence and not use or disclose to any other party without the prior written consent of the other party, all information obtained from the other parties in connection with the transactions contemplated hereby, except such information may be used or disclosed (i) when required by any regulatory authorities or governmental agencies, (ii) if required by court order or decree or applicable law, (iii) if it is publicly available other than as a result of a breach of this Agreement, or (iv) if it is otherwise contemplated herein.


ARTICLE V

CONDITIONS TO SELLER'S OBLIGATIONS

  The obligation of the Seller under this Agreement to consummate the Closing on the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

  5.1 Representations and Warranties True. The representations and warranties of the Purchaser contained herein shall be true and accurate as of the Closing Date, except for changes permitted or contemplated by this Agreement.

  5.2 Performance. The Purchaser shall have performed and complied in all material respects with all agreements, obligations, and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

  5.3 Closing Documents. The Purchaser shall have delivered, or caused to be delivered to the Seller, a certificate of one of Purchaser's vice presidents that the statements set forth in Section 5.1 and 5.2 are true and correct.

5.4 Purchaser shall have made all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by Purchaser in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby; and the Purchaser shall have received all authorizations, waivers, consents and permits, the consummation of the transactions contemplated by this Agreement.

5.5 Purchaser shall have filed, and the Secretary of State of the State of Delaware shall have accepted, the Certificate of Designation of Purchaser in the form attached to this Agreement as Exhibit B.

5.6 Purchaser shall have executed and delivered to Seller the Promotional Campaign Agreement in the form attached to this Agreement as Exhibit D.

5.7 Purchaser shall have executed and delivered to Seller the Software and Content Licensing Agreement in the form attached to this Agreement as Exhibit C.

5.8 Purchaser shall have executed and delivered to Seller the Interim Services Agreement in the form attached to this Agreement as Exhibit A.

5.9 Purchaser shall have received and deposited into its bank account $175,000 in cash for the payment of the transaction contemplated by this Agreement.

5.10  Purchaser is eligible to register securities for resale on Form SB-2.

5.11 Purchaser shall have completed and Seller shall have accepted Seller's site as described in that certain Software and Content Licensing Agreement.

5.12 Purchaser shall have delivered to Seller an opinion from counsel for the Purchaser, in form and substance reasonably satisfactory to the Purchaser and its counsel and containing such assumptions and limitations as are customary or reasonable for opinion letters normally provided in similar transactions, covering at least the following:

         (i) The issuance of the Preferred Stock and Common Stock into which it is convertible will be duly and validly authorized, legally issued, fully paid and non-assessable, and

         (ii) the execution, delivery, and performance of this Agreement, the other Acquisition Documents to which the Purchaser is a party, and the other instruments or documents required to be executed by the Seller in connection herewith and therewith have been authorized by all necessary corporate and other actions of the Purchaser and have been duly executed and delivered by the Purchaser and constitute legal, valid, and binding obligations of such parties enforceable in accordance with their terms to the extent the Seller should be able to realize the practical benefits thereof, except as such enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium, or similar laws affecting the enforcement of creditor's rights and except as the availability of suitable remedies may be subject to judicial discretion.



ARTICLE VI

CONDITIONS TO PURCHASER'S OBLIGATIONS

  The obligation of the Purchaser under this Agreement to consummate the Closing on the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions.

  6.1 Representations and Warranties True. The representations and warranties of the Seller contained herein shall be true and accurate as of the Closing Date, except for changes permitted or contemplated by this Agreement.

  6.2 Performance. The Seller shall have performed and complied in all material respects with all agreements, obligations, and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

  6.3 Closing Documents. The Seller shall have delivered, or caused to be delivered to the Purchaser, a certificate of one of the Seller's vice presidents that the statements set forth in Section 6.1 and 6.2 are true and correct.

6.4 The Seller shall have delivered or caused to be delivered to the Purchaser the Private Wire Client Contracts and the Schedule 1 list.

6.5 Seller shall have executed and delivered to Purchaser the Promotional Campaign Agreement in the form attached to this Agreement as Exhibit D.

6.6 Seller shall have executed and delivered to Purchaser the Interim Services Agreement in the form attached to this Agreement as Exhibit A.

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

6.7 Seller shall have prepared and delivered to Purchaser and Purchaser shall have approved the form of letter(s) to be forwarded by Seller to the Private Wire Clients as contemplated under Section 7.4, hereof.

6.8 Seller shall have given Purchaser access to the formulas and data (except client names) that the Seller has used to create Seller's proprietary indexes and the content comprising such indices.

ARTICLE VII

CERTAIN POST-CLOSING COVENANTS

  7.1 Access. Subsequent to the Closing Date, the Purchaser shall, at the Seller's expense, permit the Seller, from time to time, to inspect and copy such books of account and other records of the Purchaser and to utilize the services of the Purchaser's employees, all as may be necessary or convenient to enable the Seller to prepare and file tax returns and confirm that Purchaser has met its obligations, including but not limited to, its payment and stock issuance obligations under this Agreement. Until the seventh anniversary of the Closing Date, the Purchaser shall not, without the prior written consent of the Seller or its successors in interest, destroy or dispose of any such records. Notwithstanding any of the foregoing, no covenant contained in this Section 7.1 on the part of the Purchaser is intended to, and nothing herein shall be construed to, benefit or confer any rights upon any person, firm, or corporation other than the Seller.

  7.2 Use of Trade Name. Within thirty (30) business days of the Closing, the Seller shall, and shall cause all of its affiliates, to cease using the Private Wire Trade Name as a company name, trademark, or in any other manner.

  7.3 Effective ten (10) business days after the Closing, Seller hereby grants to Purchaser a perpetual worldwide non-transferable license to (i) reproduce and reverse engineer the technology, know-how, recipes, or processes that the Seller has used to create Seller's proprietary indexes, hereto, and (ii) display the CNET Networks CEO Wealthmeter.

7.4 Within ten (10) business days after the Closing, Seller and Purchaser shall deliver a letter in the form attached hereto as Exhibit E to the Private Wire Clients notifying each of the purchase of the Private Wire Client Contracts by Purchaser and in the appropriate case notifying each that the Private Wire Contract has been assigned or requesting the Private Wire Client to consent to the assignment of the Private Wire Contract in writing.

7.5 Following the Closing, Seller shall give prompt notice to the Purchaser, after receipt thereof by the Seller, of any notice of, or other communication relating to, the assignment of the Private Wire Client Contracts or any other notice or other communication from any of the Private Wire clients.

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

7.6 Purchaser will remain eligible to register securities on Form SB-2 for three-and-a-half years following the Closing Date.

  7.7 Non-Competition.

  (a) The Purchaser and the Seller agree that the Purchase Price was based on the basis that the transfer of the Transferred Assets to the Purchaser would provide the Purchaser with the full benefit and good will of the Private Wire division of Seller as it existed on the Closing Date. The Seller acknowledges that it is proper for the Purchaser to have assurance that the value of the Transferred Assets will not be diminished by acts of the Seller after the Closing Date. Accordingly, the Seller covenants and agrees that, commencing on the Closing Date and ending on December 30, 2004, it will not directly or indirectly compete with, or own, manage, operate, or control or participate in the ownership, management, operation or control of, or provide consulting services to, any business, firm, corporation, partnership, person, proprietorship or other entity which competes with the Private Wire division as constituted on the Closing Date as a primary line of business unless such competition occurs as a result of Seller's combination or merger with or into another entity engaged in such activities, however, in such an event or merger, Seller agrees to covenant with any such other entity that the merged company shall not directly solicit the Private Wire Clients who remain FinancialContent clients at such time. The foregoing provisions shall not apply to investments in shares of stock of a corporation traded on a national securities exchange or on the national over-the-counter market which shall have an aggregate market value, at the time of acquisition, of less than $1,000,000 and constitute less than two percent of the outstanding shares of such stock of such corporation.

If the Seller commits a breach, or threatens to commit a breach, of any of the provisions of this Section 7.7, the Purchaser shall have the right and remedy, in addition to any others, to have the provisions of this Section 7.7 specifically enforced by any court having equity jurisdiction, together with an accounting therefor, it being acknowledged and understood by the Seller that any such breach or threatened breach will cause irreparable injury to the Purchaser and that money damages will not provide an adequate remedy therefor.

7.8 Adjustment of Preferred Stock. It is the intent of the parties that for a period of three-and-a half years from the Closing Date Seller and the parties to whom it transfers Preferred Stock (the "Transferees") shall not be diluted below their percentage equity interest in the Purchaser. Such equity will be represented by the Preferred Stock, convertible into Common Stock, and the equity percentage shall be computed as if such Preferred Stock was Common Stock. If at any time during the aforementioned three year period subsequent to closing Purchaser increases its equity through the issuance of additional shares of Common Stock with a per share price of less than $.75 per share, then additional shares of Preferred Stock will be issued to Seller and the Transferees on a pro rata basis to insure that each Preferred Stock holder's ratio of Preferred Stock to outstanding Common Stock before such additional issuance is the same as such holder's ratio of Preferred Stock to Common Stock after any such additional issuance. The provisions of this Section 7.8 shall expire on the date on which
(i) pursuant to this Section 7.8 Purchaser issues twice the number of shares of Preferred Stock initially issued under this Agreement (as adjusted for stock


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

dividends, combinations or splits with respect to such shares) or (ii) one-third of the Series A Preferred Stock (as adjusted for stock dividends, combinations or splits with respect to such shares) issued under this Agreement is no longer outstanding.

7.9 Registration Rights. Commencing 180 days after the Closing, the Seller and Purchaser shall have the rights and obligations set forth on Exhibit F.

7.10 Reimbursement of Closing Month Revenues. Purchaser will invoice Private Wire Clients for the month of July and will promptly pay Seller all amounts collected that relate to services rendered before the Closing Date. The first such payment will be due on September 30, 2003. All subsequent payments under this Section will be due at the end of the month Purchaser collects such funds, accompanied by a statement describing and calculating the amounts due.

7.11 Escrow. Within five (5) business days of the Closing Purchaser shall deliver to Seller on a disk the source code and such supporting documentation and related materials that are necessary for a reasonably competent programmer to routinely maintain and modify the programs provided under the Software and Content Licensing Agreement in the form attached to this Agreement as Exhibit C. Purchaser will deliver to Seller on a disk updates, revisions, modifications and bug fixes promptly after they have been developed and released. Seller shall have no right to use materials provided under this Section 7.11 unless a petition in bankruptcy, or an assignment for the benefit of creditors of the Purchaser is filed by the Purchaser, or a third party against the Purchaser and is not dismissed within thirty (30) days of its filing; a cessation of normal business operations by the Purchaser during the term of this Agreement; a termination of the Software and Content Licensing Agreement as a result of Purchaser's material breach as described in such Agreement.

ARTICLE XIII

SURVIVAL AND INDEMNIFICATION

  8.1 Survival. Notwithstanding (i) the making of this Agreement, (ii) any examination made by or on behalf of the parties hereto, and (iii) the Closing hereunder, (A) unless otherwise specified in this Agreement or the Acquisition Documents the representations and warranties of the parties contained herein or in any certificate or other document delivered pursuant hereto or in connection herewith shall survive until the six-month anniversary of the Closing Date, except that the covenants and agreements required to be performed after the Closing pursuant to any provision of this Agreement or any of the Acquisition Documents, including this Article 8, shall survive until fully performed or fulfilled. In addition, Purchaser's representations, warranties, covenants and agreements with respect to Purchaser's capitalization, the Preferred Stock and Purchaser's obligations under Sections 7.8 and 7.9 shall survive indefinitely. No action for indemnification pursuant to Sections 8.2 or 8.3 may be brought after the applicable expiration date, provided, however, that if before such date one party hereto has notified the other party hereto of a claim for indemnity hereunder (whether or not formal legal action shall have been commenced based upon such claim), such claim shall continue to be subject to indemnification in accordance herewith. Notwithstanding anything else contained in this Agreement, (i) no indemnification shall be payable to either party under the provisions of this Article XIII unless the total of all claims for indemnification pursuant to Section 8.2 or 8.3, as applicable, shall exceed $50,000 in the aggregate, whereupon the full amount of such claims shall be recoverable in accordance with the terms of this Article and (ii) except as set forth in this Agreement or any Acquisition Document, neither party shall be liable to the other for indemnification under this Article for an amount exceeding $175,000.

  8.2 Indemnification by the Seller. The Seller, its successors, and assigns shall indemnify and hold the Purchaser and its successors and assigns harmless in respect of any and all claims, losses, damages, liabilities, and expenses (including, without limitation, settlement costs and legal, accounting, and other expenses in connection therewith) (collectively, the "Damages") incurred by the Purchaser and its successors and assigns in connection with each and all of the following:

  (a) Any claim by any person or other entity for any broker's or finder's fee or similar fee charged for commission that arises from any action, statement, or commitment made by the Seller or its agents or affiliates;

  (b) Any breach or other failure to perform any covenant, agreement, or obligation of the Seller contained in this Agreement, any other Acquisition Document or any other instrument, including all certificates, contemplated hereby or thereby; and

(c) Any claim by a Private Wire Client or user of the services provided by the Private Wire division to a Private Wire Client from the operations of the Private Wire division by Seller before the Closing Date.

  8.3 Indemnification by the Purchaser. The Purchaser and its successors and assigns shall indemnify the Seller and its successors and assigns in respect of any and all Damages incurred by the Seller and its successors and assigns in connection with each and all of the following.

  (a) The claim by any person for any broker's or finder's fee or similar fee charged for commission that arises from any actions, statements, or commitments made by the Purchaser or its agents or affiliates.

  (b) The breach or other failure to perform any covenant, agreement, or obligation of the Purchaser contained in this Agreement or any other Acquisition Document or any other instrument, including all certificates contemplated hereby or thereby.

(c) Any failure by Purchaser to perform and discharge any of the liabilities associated with the Transferred Assets.

  8.4 Notice and Defense of Claim. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the "Indemnified Party") shall provide written notice to the other party (the "Indemnifying Party") within 60 (sixty) days of becoming aware of the right to indemnification and, as expeditiously as possible thereafter, the facts constituting the basis for such claim. In connection with any claim giving rise to indemnity hereunder, resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such claim or legal proceeding with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such action, with its counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom, the Indemnified Party may, but shall not be obligated to, defend against such claim or litigation in such manner as it may deem appropriate including, but not limited to, settling such claim or litigation, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any Damages resulting therefrom.


ARTICLE IX

TERMINATION

  9.1 Intentionally Omitted.


ARTICLE X

OTHER AGREEMENTS

  10.1 Amendment and Modification; Waiver of Compliance. Subject to the applicable law, this Agreement may be amended, modified, and supplemented only by written agreement signed by the Purchaser and the Seller. Any failure by any party to this Agreement to comply with any obligation, covenant, agreement, or condition contained herein may be expressly waived in writing by the other parties hereto, but such waiver or failure to insist upon strict compliance shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 10.1.

  10.2 Fees and Expenses. Except as otherwise provided herein, each of the parties hereto will pay its own fees and expenses (including attorneys' and accountants' fees, legal costs, and expenses) incurred in connection with this Agreement, the other Acquisition Documents and the consummation of the transactions contemplated hereby and thereby.

  10.3 Notices. All notices, requests, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered by hand, overnight courier, or mailed certified or registered mail with postage prepaid as follows.

  (a) If to the Seller, to:

  Attention:      Vice President, Corporate Development
                  CNET Networks, Inc.
                  235 Second Street
                  San Francisco, CA 94105

                    With a copy to: General Counsel
                      Legal Department
                      CNET Networks, Inc.
                      235 Second Street
                      San Francisco, CA 94105

  (b) If to the Purchaser, to:

  Attention:      Mr. Wing Yu
                  CEO
                  FinancialContent, Inc
                  400 Oyster Point Blvd., Suite 435
                  So. San Francisco, CA 94080

  With a copy to: Dave Neville, Esq.
                  General Counsel
                  FinancialContent, Inc.
                  128 S. California Street, Suite B
                  Ventura, CA 93001

  10.4 Public Announcements. Neither the Purchaser nor the Seller nor the representatives of any of them shall make any public announcement with respect to this Agreement, the other Acquisition Documents, or the transactions contemplated hereby or thereby without the prior written consent of the other parties.

  10.5 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interest, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of all the other parties.

  10.6 Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by, and construed in accordance with, the laws of the State of California, without reference to the conflict of laws principles thereof.

  10.7 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

  10.8 Headings. The headings contained in this Agreement are inserted for convenience only and shall not constitute a part hereof.

  10.9 Entire Agreement. This Agreement, including the attachments hereto and other documents referred to herein which form a part hereof, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings between the parties with respect to such subject matter, including, by way of illustration and not by limitation, any term sheet agreed to by the parties hereto prior to the date hereof. There are no restrictions, promises, warranties, covenants, or undertakings other than those expressly set forth or referred to herein.

  10.10 Definitional Provisions. All terms defined in this Agreement shall have such defined meanings when used in any exhibit, schedule, or any certificate or other document made or delivered pursuant hereto or thereto, unless otherwise defined therein.

                  {Remainder of Page Intentionally Left Blank}

SIGNATURE PAGE


IN WITNESS, the parties hereto have caused this Asset Purchase Agreement to be duly executed on the day and year first above stated.

CNET Networks, Inc.

  By: /s/ Neil Ashe
      --------------------------------------------------
  Name: Neil Ashe
  Title: Senior Vice President, Strategy and Development

FinancialContent, Inc.

  By: /s/ Wing Yu
      --------------------------------------------------
  Name: Wing Yu
  Title: Chief Executive Officer




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